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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              KONGZHONG CORPORATION
             (Exact name of registrant as specified in its charter)

                         CAYMAN ISLANDS                                         NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)       (I.R.S. employer identification no.)

                8/F, TOWER A, YUETAN BUILDING
                  NO. 2 YUETAN NORTH STREET
                    BEIJING, CHINA 100045
                       (8610) 6808-1818                                         NOT APPLICABLE
           (Address of principal executive offices)                               (zip code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:    333-116172
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         (If applicable).

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None
                                (Title of Class)

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     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

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
               TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
               TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
               -------------------                      ------------------------------
Ordinary shares, par value $0.0000005 per share             Nasdaq National Market*
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* Not for trading, but only in connection with the quotation on the Nasdaq
National Market of American Depositary Shares, each representing 40 ordinary shares.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered that appears under the captions "Description of share capital" and "Description of American Depositary Shares" contained in the prospectus constituting Part I of the registrant's registration statement on Form F-1 (No. 333-116172), as filed under the Securities Act of 1933 on June 4, 2004, as amended, is hereby incorporated by reference in answer to this item.

ITEM 2. EXHIBITS.

1.   Copy of Specimen of Share Certificate (incorporated by reference from
     Exhibit 4.1 to the registrant's registration statement on Form F-1).
2. Amended and Restated Memorandum and Articles of Association (incorporated by reference from Exhibit 3.1 to the registrant's registration statement on Form F-1).
3. Shareholders Agreement (incorporated by reference from Exhibit 4.4 to the registrant's registration statement on Form F-1).
4. Form of Deposit Agreement among the registrant, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of American Depositary Shares hereunder, including the form of American Depositary Receipt) (incorporated by reference from Exhibit 1 to the registrant's registration statement on Form F-6).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 KongZhong Corporation

Date: June 29, 2004              By: /s/ Yunfan Zhou
                                     -------------------------------------------
                                     Name:  Yunfan Zhou
                                     Title: Chairman and Chief Executive Officer